Exhibit 99.1

POST HOLDINGS PARTNERING CORPORATION

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Post Holdings Partnering Corporation

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Post Holdings Partnering Corporation (the “Company”) as of May 28, 2021, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of May 28, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

June 4, 2021

POST HOLDINGS PARTNERING CORPORATION

BALANCE SHEET

MAY 28, 2021

Assets:
Current assets:
Cash	$3,023,547
Prepaid expenses	621,797

Total current assets	3,645,344
Cash held in Trust Account	300,000,007

Total Assets	$303,645,351

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$22,955
Accrued expenses	141,200
Franchise tax payable	65,803

Total current liabilities	229,958
Derivative warrant liabilities	17,246,670
Deferred underwriting commissions in connection with the initial public offering	9,100,000

Total Liabilities	26,576,628
Commitments and contingencies
Series A common stock; 27,206,872 shares subject to possible redemption at $10.00 per share	272,068,720
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—
Series A common stock, $0.0001 par value; 500,000,000 shares authorized; 3,793,128 shares issued and outstanding (excluding 27,206,872 shares subject to possible redemption)	379
Series B common stock, $0.0001 par value; 80,000,000 shares authorized; none issued and outstanding	—
Series C common stock, $0.0001 par value; 40,000,000 shares authorized; none issued and outstanding	—
Series F common stock, $0.0001 par value; 40,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)	863
Additional paid-in capital	6,147,563
Accumulated deficit	(1,148,802)

Total stockholders’ equity	5,000,003

Total Liabilities and Stockholders’ Equity	$303,645,351

(1)   This number included up to 1,125,000 shares of Series F common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On June 3, 2021, the underwriters exercised their over-allotment option in full and purchased an additional 4,500,000 Units; thus, these shares of Series F common stock were no longer subject to forfeiture.

The accompanying notes are an integral part of this financial statement.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Post Holdings Partnering Corporation (the “Company”) is a blank check company incorporated in Delaware on January 27, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses that the Company has not yet identified (a “Partnering Transaction”).

As of May 28, 2021, the Company had not yet commenced operations. All activity for the period from January 27, 2021 (inception) through May 28, 2021, relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its Partnering Transaction, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor, PHPC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), is a wholly-owned subsidiary of Post Holdings, Inc., a Missouri corporation (“Post”). The registration statement for the Company’s Initial Public Offering was declared effective on May 25, 2021. On May 28, 2021, the Company consummated its Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Series A common stock included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $15.4 million, of which $9.1 million was for deferred underwriting commissions (see Note 5). On June 3, 2021, the underwriters exercised their over-allotment option in full and purchased an additional 4,500,000 Units, generating gross proceeds of $45.0 million and incurred additional offering costs of approximately $2.5 million, of which approximately $1.6 million was for deferred underwriting commissions (the “Over-Allotment”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 1,000,000 units (each, a “Private Placement Unit” and collectively, the “Private Placement Units”), at a price of $10.00 per Private Placement Unit with the Sponsor, generating gross proceeds of $10.0 million (see Note 4). Simultaneously with the closing of the Over-Allotment on June 3, 2021, the Sponsor purchased an additional 90,000 Private Placement Units, generating gross proceeds of $0.9 million (the “Second Private Placement”).

Upon the closing of the Initial Public Offering and the Private Placement, $300.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in United States government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Partnering Transaction and (ii) the distribution of the Trust Account as described below. Upon closing of the Over-Allotment and the Second Private Placement, an additional amount of $45.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Second Private Placement were placed in the Trust Account, for a total of $345.0 million in Trust.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Partnering Transaction. There is no assurance that the Company will be able to complete a Partnering Transaction successfully. The Company must complete one or more Partnering Transactions having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of the agreement to enter into the Partnering Transaction. However, the Company will only complete a Partnering Transaction if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

The Company will provide the holders of Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Partnering Transaction either (i) in connection with a stockholder meeting called to approve the Partnering Transaction or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Partnering Transaction or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (at $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5).

These Public Shares were classified as temporary in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Partnering Transaction if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Partnering Transaction and only if a majority of the common shares, represented in person or by proxy and entitled to vote thereon, voted at a stockholder meeting are voted in favor of the Partnering Transaction. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to the amended and restated certificate of incorporation which the Company adopted upon the consummation of the Initial Public Offering (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the United States Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Partnering Transaction. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem its Public Shares irrespective of whether it votes for or against the proposed transaction or vote at all. If the Company seeks stockholder approval in connection with a Partnering Transaction, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4), the shares underlying the Private Placement Units, and any Public Shares purchased during or after the Initial Public Offering in favor of a Partnering Transaction. Subsequent to the consummation of the Initial Public Offering, the Company adopted an insider trading policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) clear all trades with the Company’s legal counsel prior to execution. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares, the shares underlying the Private Placement Units and Public Shares in connection with the completion of a Partnering Transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of its Partnering Transaction and does not conduct redemptions in connection with its Partnering Transaction pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Series A common shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers and directors (the “initial stockholders”) agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would modify the substance or timing of the Company’s obligation to provide holders of its Public Shares the right to have their shares redeemed in connection with a Partnering Transaction or to redeem 100% of the Company’s Public Shares if the Company does not complete its Partnering Transaction within 24 months from the closing of the Initial Public Offering, or May 28, 2023, or 27 months, or August 28, 2023, following an agreement in principle event, which means the Company has executed a letter of intent, agreement in principle or definitive agreement for a Partnering Transaction within 24 months from the closing of the Initial Public Offering but has not completed the Partnering Transaction within such 24-month period (such 24-month or 27-month period, the “Combination Period”) or with respect to any other provision relating to the rights of Public Stockholders, unless the Company provides the Public Stockholders with the opportunity to redeem their Series A common shares in conjunction with any such amendment.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

If the Company has not completed a Partnering Transaction within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay for its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders agreed to waive their liquidation rights with respect to the Founder Shares and the shares underlying the Private Placement Units held by them if the Company fails to complete a Partnering Transaction within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Partnering Transaction within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Partnering Transaction within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). There can be no guarantee that the Company will be successful in obtaining such waivers from its targeted vendors and service providers.

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of May 28, 2021, the Company had approximately $3.0 million in its operating bank account, and working capital of approximately $3.5 million (not taking into account approximately $0.1 million in tax obligations that may be paid using investment income earned in the Trust Account).

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through a payment of $25,000 from the Sponsor to purchase the Founder Shares and the loan of approximately $213,000 from the Sponsor under the Note (as defined in Note 4). The Company repaid the Note in full on May 28, 2021. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the proceeds from the consummation of the Initial Public Offering and the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Partnering Transaction, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of May 28, 2021, there were no amounts outstanding under any Working Capital Loans.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of a Partnering Transaction or one year from this filing. Over this time period, the Company will use these funds for paying existing accounts payable, identifying and evaluating prospective initial Partnering Transaction candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Partnering Transaction.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in United States dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. These estimates and assumptions relate to accruals, taxes, derivative warrant liabilities and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Consequently, a change in conditions could affect these estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk will consist of a cash account in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of May 28, 2021, no losses have been incurred.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of May 28, 2021.

Cash Held in Trust Account

As of May 28, 2021, the Company had $300.0 million in cash held in the Trust Account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and forward purchase agreements, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC Topic 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The 10,000,000 warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the 333,333 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised. The fair value of the Public Warrants and the Private Placement Warrants is estimated using the Black Sholes Option Pricing Model and Monte Carlo simulation.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the derivative warrant liabilities of approximately $0.8 million were expensed as incurred. Offering costs associated with the Series A common stock of approximately $14.6 million were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Series A Common Stock Subject to Possible Redemption

Series A common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Series A common stock (including shares of Series A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Series A common stock is classified as stockholders’ equity. The Company’s Series A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of May 28, 2021, 27,206,872 shares of Series A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of May 28, 2021.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of May 28, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of May 28, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 27, 2021 (inception). Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3. INITIAL PUBLIC OFFERING

On May 28, 2021, the Company consummated its Initial Public Offering of 30,000,000 Units, at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $15.4 million, of which $9.1 million was for deferred underwriting commissions. Of the Units sold, the Sponsor purchased 4,000,000 Units in the Initial Public Offering at the public offering price (the “Affiliated Units”). On June 3, 2021, the Company consummated its Over-Allotment of an additional 4,500,000 Units, generating gross proceeds of $45.0 million, and incurred additional offering costs of approximately $2.5 million, of which approximately $1.6 million was for deferred underwriting commissions.

Each Unit consists of one share of Series A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Series A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

NOTE 4. RELATED PARTY TRANSACTIONS

Founder Shares

On January 27, 2021, the Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for the issuance of 11,500,000 shares of Series F common stock (the “Founder Shares”). On April 8, 2021, the Sponsor surrendered 2,875,000 Founder Shares to the Company for no consideration resulting in an aggregate of 8,625,000 Founder Shares outstanding. The Sponsor agreed to forfeit up to an aggregate of 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering.    On June 3, 2021, the underwriters exercised their over-allotment option in full; thus, these 1,125,000 shares of Series F common stock were no longer subject to forfeiture.

The initial stockholders agreed not to transfer, assign or sell any of their Founder Shares (or shares of common stock issuable upon conversion of the Founder Shares) until the earlier to occur of: (A) one year after the completion of the Partnering Transaction or earlier if, subsequent to the Partnering Transaction, the closing price of the shares of Series A common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, capitalization of shares, share dividends, rights issuances, subdivisions reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Partnering Transaction, and (B) the date following the completion of the Partnering Transaction on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Series A common stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 1,000,000 Private Placement Units at a price of $10.00 per Private Placement Unit with the Sponsor, generating gross proceeds of $10.0 million. Simultaneously with the closing of the Over-Allotment on June 3, 2021, the Sponsor purchased an additional 90,000 Private Placement Units, generating gross proceeds of $0.9 million.

Each Private Placement Unit consists of one share of Series A common stock and one-third of one warrant (the “Private Placement Warrant”). Each whole Private Placement Warrant is exercisable for one share of Series A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Partnering Transaction within the Combination Period, the proceeds from the sale of the Private Placement Units will

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

Forward Purchase

On May 28, 2021, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with the Sponsor pursuant to which the Sponsor committed to purchase from the Company up to 10,000,000 forward purchase units (the “Forward Purchase Units”), consisting of one share of Series B common stock, or a “Forward Purchase Share,” and one-third of one warrant to purchase one share of Series A common stock, or a “Forward Purchase Warrant,” for $10.00 per Forward Purchase Unit, in an aggregate amount of up to $100,000,000, in a private placement that will close concurrently with the closing of the Partnering Transaction. The proceeds from the sale of these Forward Purchase Units, together with the amounts available to the Company from the Trust Account (after giving effect to any redemptions of Public Shares) and any other equity or debt financing obtained by the Company in connection with the Partnering Transaction, will be used to satisfy the cash requirements of the Partnering Transaction, including funding the purchase price and paying expenses and retaining specified amounts to be used by the post-Partnering Transaction company for working capital or other purposes. To the extent that the amounts available from the Trust Account and other financing are sufficient for such cash requirements, the Sponsor may purchase less than 10,000,000 Forward Purchase Units. The terms of the Forward Purchase Warrants will generally be identical to the terms of the redeemable warrants included in the Units issued in the Initial Public Offering.

Related Party Loans

On January 27, 2021, the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $213,000 under the Note. The Company repaid the Note in full on May 28, 2021.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Partnering Transaction, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Partnering Transaction, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside of the Trust Account. In the event that a Partnering Transaction does not close, the Company may use a portion of the proceeds held outside of the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Partnering Transaction, without interest, or, at the lender’s discretion, up to $2.5 million of such Working Capital Loans may be convertible into Units of the post-Partnering Transaction entity at a price of $10.00 per Unit. The Units would be identical to the Private Placement Units. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of May 28, 2021, the Company had no borrowings under the Working Capital Loans.

Services Agreement

On May 28, 2021, the Company entered into an agreement that provided that, commencing on the date that the Company’s securities were first listed on the NYSE through the earlier of consummation of the Partnering Transaction and its liquidation, the Company agreed to pay Post $40,000 per month for office space and administrative and support services provided to members of the Company’s management team.

In addition, the Sponsor, officers and directors, or any of their respective affiliates (including Post) will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Partnering Transactions. The audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, officers or directors, or the Company’s or their affiliates. Any such payments prior to a Partnering Transaction will be made from funds held outside of the Trust Account.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

NOTE 5. COMMITMENTS AND CONTINGENCIES

Registration and Stockholder Rights

The holders of the Founder Shares, Forward Purchase Warrants, Private Placement Shares, Private Placement Warrants and shares and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants, Forward Purchase Warrants or warrants issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares and the Forward Purchase Shares) were entitled to registration rights with respect to Private Placement Shares, Private Placement Warrants, Forward Purchase Warrants, shares and warrants that may be issued upon conversion of Working Capital Loans and shares of Series A common stock issuable upon (1) conversion of the Founder Shares, (2) exercise of the Private Placement Warrants, (3) conversion of the Forward Purchase Shares and shares of Series B common stock purchased in connection with the Company’s Partnering Transaction (if any), (4) exercise of the Forward Purchase Warrants and (5) exercise of warrants issued upon conversion of Working Capital Loans (if any) pursuant to an investor rights agreement and forward purchase agreement signed upon the effective date of the Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands in any 12-month period under each agreement, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its Partnering Transaction and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the prospectus of the Initial Public Offering to purchase up to 4,500,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters exercised the over-allotment option in full on June 3, 2021.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $5.2 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $9.1 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Partnering Transaction, subject to the terms of the underwriting agreement. Upon closing of the Over-Allotment on June 3, 2021, the underwriters received an aggregate of $0.9 million in fees, paid upon closing, and an additional deferred underwriting commission of approximately $1.6 million.

The underwriters did not receive any underwriting discounts or commissions on the Affiliated Units.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the consumer packaged goods industry and has concluded that while it is reasonably possible that the pandemic could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

NOTE 6. DERIVATIVE WARRANT LIABILITIES

As of May 28, 2021, the Company has 10,000,000 and 333,333 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Partnering Transaction and (b) 12 months from the consummation of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Series A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 20 business days after the consummation of its Partnering Transaction, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the shares of Series A common stock issuable upon exercise of the Public Warrants and will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the consummation of the Company’s Partnering Transaction and to maintain a current prospectus relating to those shares of Series A common stock until the Public Warrants expire or are redeemed. If the shares issuable upon exercise of the Public Warrants are not registered under the Securities Act in accordance with the above requirements, the Company will be required to permit holders to exercise their Public Warrants on a cashless basis. However, no Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s shares of Series A common stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Partnering Transaction or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Series A common stock or equity-linked securities, excluding Forward Purchase Units, for capital raising purposes in connection with the consummation of the Partnering Transaction at an issue price or effective issue price of less than $9.20 per share of Series A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or affiliates of the Sponsor, without taking into account any Founder Shares held by the Sponsor or affiliates of the Sponsor, as applicable) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances, excluding the Forward Purchase Units, represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Partnering Transaction on the date of the consummation of the Partnering Transaction (net of redemptions), and (z) the volume weighted average trading price of the Series A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Partnering Transaction (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per share of Series A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Series A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Partnering Transaction, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

Redemption of warrants when the price per share of Series A common stock equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Series A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Series A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Series A common stock issuable upon the exercise of the Company’s warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Series A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Series A common stock underlying the warrants, multiplied by the excess of the fair market value of the Series A common stock over the exercise price of the warrants by (y) the fair market value and (B) 0.361 shares of Series A common stock per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Partnering Transaction within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial liabilities that are measured at fair value on a recurring basis as of the initial issuance date, May 28, 2021, by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative warrant liabilities	$—	$—	$17,246,670

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

The Public Warrants issued in connection with the Initial Public Offering and the Private Placement Warrants were initially measured at fair value using a Black-Scholes and Monte Carlo Option Pricing Method.

Inherent in a Black-Scholes and Monte Carlo Option Pricing Method are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer companies’ common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

At initial issuance
Exercise price	$11.50
Stock price	$9.45
Volatility	27.0% - 29.0%
Term (years)	5
Risk-free rate	1.21%
Dividend yield	0.0%

NOTE 9. STOCKHOLDERS’ EQUITY

Series A Common Stock — The Company is authorized to issue 500,000,000 shares of Series A common stock with a par value of $0.0001 per share. As of May 28, 2021, there were 3,791,005 shares of Series A common stock outstanding, excluding 27,206,872 shares of Series A common stock subject to possible conversion that were classified as temporary equity in the accompanying balance sheet.

Series B Common Stock — The Company is authorized to issue 80,000,000 shares of Series B common stock with a par value of $0.0001 per share. As of May 28, 2021, there were no shares of Series B common stock issued or outstanding.

Series C Common Stock — The Company is authorized to issue 40,000,000 shares of Series C common stock with a par value of $0.0001 per share. As of May 28, 2021, there were no shares of Series C common stock issued or outstanding.

Series F Common Stock — The Company is authorized to issue 40,000,000 shares of Series F common stock with a par value of $0.0001 per share. On January 27, 2021, the Company issued 11,500,000 shares of Series F common stock. On April 8, 2021, the Sponsor surrendered 2,875,000 shares of Series F common stock to the Company for no consideration, resulting in an aggregate of 8,625,000 shares of Series F common stock issued and outstanding. Of the 8,625,000 shares of Series F common stock outstanding, up to 1,125,000 shares of Series F common stock were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of shares of Series F common stock would equal 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On June 3, 2021, the underwriters exercised their over-allotment option in full; thus, these 1,125,000 Series F common stock are no longer subject to forfeiture.

Prior to the Company’s Partnering Transaction, holders of the Series A common stock, Series B common stock, if any, and Series F common stock are entitled to one vote for each share on all matters to be voted on by stockholders, including any vote in connection with the Company’s Partnering Transaction, and vote together as a single class; provided that, prior to the Company’s Partnering Transaction, only holders of the Series F common stock will have the right to elect the Company’s directors. These provisions of the Company’s Amended and Restated Certificate of Incorporation may only be amended if approved by holders of more than 50% of the total voting power of the outstanding shares of the Company’s common stock entitled to vote thereon as well as more than 50% of the outstanding Series F common stock.

POST HOLDINGS PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENT

Following the Company’s Partnering Transaction, holders of the Series A common stock and holders of the Series B common stock will generally vote together as a single class on matters presented for a stockholder vote, except as required by Delaware law or stock exchange rule, with each share of Series A common stock entitling the holder to one vote per share and each share of Series B common stock entitling the holder to ten votes per share.

Holders of the Series C common stock will not be entitled to any voting powers, except as otherwise required by applicable law or stock exchange rule. When so required, holders of Series C common stock will be entitled to 1/100th of a vote for each share of such stock held.

Shares of Series F common stock are automatically convertible into shares of the Series B common stock at the time of the Company’s Partnering Transaction, or earlier at the option of the holder, on a one-for-one basis and, prior to and following the Company’s Partnering Transaction, each share of Series B common stock is convertible, at the option of the holder, into one share of the Series A common stock.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to June 4, 2021, the date that the financial statement was issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statement, except as noted below.

On June 3, 2021, the underwriters exercised their over-allotment option in full and purchased an additional 4,500,000 Units, generating gross proceeds of $45.0 million and incurred additional offering costs of approximately $2.5 million, of which approximately $1.6 million was for deferred underwriting commissions. Simultaneously with the closing of the Over-Allotment, the Sponsor purchased an additional 90,000 Private Placement Units, generating gross proceeds of $0.9 million. Upon closing of the Over-Allotment and the Second Private Placement, an additional amount of $45.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account, for a total of $345.0 million in the Trust Account.